Exhibit 99.1

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com
Contacts:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons Leather Announces Aggressive Cost Reduction Initiative
     MINNEAPOLIS – (BUSINESS WIRE) – February 15, 2008 – Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced that it will embark on a strategy aimed at reducing its mall store base, aggressive cost cutting initiatives, and the launch of a new accessories store concept. As part of this initiative, the Company plans to close up to 160 mall locations that do not fit its go forward strategy. Concurrent with these closures, all remaining 100 stores in the mall division will be remodeled to a new “Studio” concept, which the Company has been testing since last fall in four different regions of the country. This concept will be a brand driven store for women focusing on fashion accessories. Plans are to complete all 100 mall store remodels by August of this year. In this process, approximately 938 store-related positions will be affected. Wilsons Leather Outlet Division will not be affected by this new mall store initiative.
     “The decision to take these actions, while very difficult, is the right move for the future of Wilsons Leather,” said Mike Searles, Wilsons Leather’s Chief Executive Officer. “We expect the cost reduction initiative will enable us to reduce our working capital needs and strengthen our business, as well as provide capital for our remodel efforts to convert all remaining mall stores into our new “Studio” concept. Initial test results for the Accessories business in our new concept stores are very exciting and we look forward to rolling out this concept soon.”
     Wilsons Leather has begun discussions with landlords related to these store closings and anticipates the inventory liquidation process and resolution of lease termination costs to occur over the next 90 to 120 days. The Company has retained a third-party liquidator and real estate firm to assist in the process.
     As part of the launch of the “Studio” concept stores and ongoing cost reduction efforts, the Company will realign the organization to reflect its reduced store base. As a result, the Company will eliminate 64 positions at its corporate headquarters, overseas offices and distribution center in Brooklyn Park, Minnesota.

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com
     In conjunction with the store closings, the Company’s credit agreement has been amended to contain certain provisions relative to the store closings.
About Wilsons Leather
Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States.
Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to business strategies, changes to merchandise mix, and future sales results. Factors that could cause actual results to differ include: risks associated with strengthening our existing store base and brand strategy development; continued declines in comparable store sales; our ability to expand the accessories business and acquire a suitable accessories brand; the potential need for funding in addition to our cash flow from operations and existing credit facilities; dependence on our key supplier to implement our designer label outerwear merchandise strategy; changes in customer shopping patterns; risks associated with the development of our wholesale business; the potential for additional impairment losses if our operating performance does not improve; competition in our markets; uncertainty in general economic conditions; unseasonably warm weather; our inability to effectively respond to changes in fashion trends and consumer demands; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; our inability to renew existing license agreements and/or enter into new licensing agreements; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our 2004 equity financing, as well as shares issuable upon conversion and exercise of the preferred stock and warrants issued in connection with the financing that was completed on June 15, 2007; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of our common stock; volatility of the market price of our common stock; potential delisting of our common stock if we are unable to satisfy the minimum bid price requirements; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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